Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them in capacities set forth below.

Dated: May 8, 2012

TRIDENT V, L.P.
By:	Trident Capital V, L.P., its sole general partner
By:	DW Trident V, LLC, a general partner

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

TRIDENT CAPITAL V, L.P.
By:	DW Trident V, LLC, a general partner

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

STONE POINT CAPITAL LLC

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Senior Principal

TRIDENT V PROFESSIONALS FUND, L.P.
By: Stone Point GP Ltd., its sole general partner

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Secretary

CUSIP No.	G3075 P101

TRIDENT V PARALLEL FUND, L.P.
By:	Trident Capital V-PF, L.P., its sole general partner
By:	DW Trident V, LLC, a general partner

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member